Exhibit 1.2

ACCESS MIDSTREAM PARTNERS, L.P.

ACMP FINANCE CORP.

$1,400,000,000 4.875% SENIOR NOTES DUE 2023

UNDERWRITING AGREEMENT

December 12, 2012

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several

    Underwriters named in Schedule I attached hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Access Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), and ACMP Finance Corp., a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), agree with several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., Barclays Capital Inc., UBS Securities LLC and Wells Fargo Securities, LLC are acting as the representatives (the “Representatives”), subject to the terms and conditions stated herein, to issue and sell to the Underwriters $1,400,000,000 principal amount of the Issuers’ 4.875% Senior Notes due 2023 (the “Notes”) to be issued under an indenture, to be dated as of December 19, 2012 (the “Base Indenture”), among the Issuers, the Guarantors (as hereinafter defined) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of December 19, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) establishing the forms and terms of the Securities (as defined below). The Notes will be unconditionally guaranteed as to the payment of principal and interest (such guarantees, the “Guarantees” and, together with the Notes, the “Securities”) by (a) each of the entities identified as the Initial Guarantors on Schedule II (collectively, the “Guarantors”) and (b) following the Acquisition (as hereinafter defined) and upon the execution of the Second Supplemental Indenture (as hereinafter defined) to the Indenture, the entities identified as the Additional Guarantors on Schedule II (the “Additional Guarantors”). References herein to the Guarantors after execution of the Second Supplemental Indenture shall include the Additional Guarantors.

Upon the execution of the Second Supplemental Indenture, the Additional Guarantors will enter into a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit F (the “Joinder Agreement”), pursuant to which the Additional Guarantors will each become a party to this Agreement.

Access Midstream Partners GP, L.L.C., a Delaware limited liability company, serves as the general partner of the Partnership (the “General Partner”). The General Partner, the Issuers and the Guarantors (including the Additional Guarantors after the execution of the Joinder Agreement) are collectively called the “Partnership Parties.”

It is understood and agreed to by all the parties hereto that the following agreements (the “Prior Transactions”) have been executed and delivered:

(a) Chesapeake Midstream Development, L.L.C., an Oklahoma limited liability company (“CMD”), and the Partnership entered into a Unit Purchase Agreement (the “CMO Purchase Agreement”), dated as of December 11, 2012, pursuant to which, among other things, the Partnership will acquire (the “Acquisition”) 100% of the limited liability company interests of Chesapeake Midstream Operating, L.L.C., a Delaware limited liability company (“CMO”);

(b) GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P., GIP-C Holding (CHK), L.P. (collectively, the “GIP Sellers”) and The Williams Companies, Inc. (“Williams”) entered into a Purchase Agreement (the “ACMP Unit Purchase Agreement”), dated as of December 11, 2012, pursuant to which Williams will acquire from the GIP Sellers upon consummation of the Acquisition a 50% limited liability company member interest in Access Midstream Ventures, L.L.C. (“Access Ventures”) and 34,538,061 subordinated units (the “Subordinated Units”) of the Partnership;

(c) the Partnership, the General Partner, GIP II Hawk Holdings Partnership, L.P. (“GIP Hawk”), and Williams entered into a Subscription Agreement (the “Subscription Agreement”), dated as of December 11, 2012, pursuant to which, among other things, the Partnership will sell to GIP Hawk and Williams (i) $350 million of Convertible Class B Units of the Partnership, (ii) $350 million of Subordinated Class C Units of the Partnership and (iii) a number of common units of the Partnership that, together with the proceeds of the Common Units Offering (as hereinafter defined), would result in aggregate consideration of $460 million, in exchange for cash upon the consummation of the Acquisition; and

(d) on the Acquisition Closing Date, in connection with the consummation of the Bridge Facility (if such facility is required to be consummated in connection with the Acquisition), the Partnership and the OLLC will enter into an amendment (the “Credit Agreement Amendment”) to the Amended and Restated Credit Agreement dated as of June 10, 2011, as amended, by and among the Partnership, the OLLC, Wells Fargo Bank, National Association as the administrative agent and the lenders party thereto (the “Amended and Restated Credit Agreement”).

It is further understood and agreed to by all the parties hereto that the following transactions (the “Subsequent Transactions”) will occur on or after the date hereof:

(a) concurrently with the issuance and sale of the Securities pursuant to this Agreement, the Partnership will issue and sell to the public (the “Common Units Offering”) 16,000,000 common units representing limited partner interests in the Partnership (“Common Units”), including an option to purchase up to an additional 2,400,000 Common Units, pursuant to an Underwriting Agreement, dated December 12, 2012, among the General Partner, the Partnership and the OLLC (as hereinafter defined) and certain underwriters named therein (the “Common Units Underwriting Agreement”);

(b) on the date of the consummation of the Acquisition (the “Acquisition Closing Date”), pursuant to the ACMP Unit Purchase Agreement, the GIP Sellers will transfer and sell to Williams a 50% limited liability company member interest in Access Ventures and 34,538,061 Subordinated Units of the Partnership;

(c) on the Acquisition Closing Date, Access Ventures will amend and restate its limited liability company agreement (the “Amended and Restated Access Ventures LLC Agreement”);

(d) on the Acquisition Closing Date, pursuant to the Subscription Agreement, the Partnership will issue and sell an aggregate of (i) $350 million of Convertible Class B Units of the Partnership, (ii) $350 million of Subordinated Class C Units of the Partnership and (iii) a number of common units of the Partnership that, together with the proceeds of the Common Units Offering (as hereinafter defined) would result in aggregate consideration of $460 million, to GIP Hawk and Williams (the “Sponsor Equity Transaction”);

(e) on the Acquisition Closing Date, in connection with the Sponsor Equity Transaction, the General Partner will enter into the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Partnership Agreement”);

(f) on the Acquisition Closing Date, the General Partner will amend and restate its limited liability company agreement (the “Fifth Amended and Restated GP LLC Agreement”);

(g) if necessary, on the Acquisition Closing Date, the Partnership and certain of the underwriters will enter into a $1.0 billion senior unsecured bridge facility (the “Bridge Facility”);

(h) on the Acquisition Closing Date, the Partnership will use the proceeds from the Notes Offering, the proceeds from the Common Units Offering and the proceeds from the Sponsor Equity Transaction, together with any amounts from the Bridge Facility (if necessary), to fund the Acquisition as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus;

(i) on the Acquisition Closing Date, pursuant to the CMO Purchase Agreement, the Partnership will acquire 100% of the limited liability company interests of CMO and, among other things, will enter into a (i) Unit Assignment, (ii) Assignment and Assumption Agreement, (iii) Transition Agreement, (iv) Transition Services Agreement, (v) Termination Agreement, (vi) Master Set-Off Agreement, (vii) Assumption Agreement relating to the Chesapeake Midstream Management Incentive Compensation Plan, (viii) Master Confidentiality Agreement and (iv) Guarantee, in each case substantially in the form as set forth as exhibits to the CMO Purchase agreement;

(j) on the Acquisition Closing Date, in connection with the Acquisition, the Partnership will enter into, or cause its subsidiaries to enter into, a (i) Gas Gathering Contract among Chesapeake Energy Marketing, Inc., Chesapeake Operating, Inc., Chesapeake Exploration L.L.C., CHK Utica, L.L.C. and Utica Gas Services, L.L.C., (ii) Gas Gathering Contract among Chesapeake Energy Marketing, Inc., Chesapeake Operating, Inc., Chesapeake Louisiana L.P., Empress, L.L.C., and Louisiana Midstream Gas Services, L.L.C., (iii) Gas Gathering Contract among Chesapeake Energy Marketing, Inc., Chesapeake Operating, Inc., Chesapeake Appalachia, L.L.A. and Mid-Atlantic Gas Services, L.L.C., (iv) Gas Gathering Contract among Chesapeake Energy Marketing, Inc., Chesapeake Operating, Inc., Chesapeake Exploration L.L.C. and Mockingbird Midstream Gas Services, L.L.C. and (v) Gas Gathering and Processing Contract among Chesapeake Energy Marketing, Inc., Chesapeake Operating, Inc., Chesapeake AEZ Exploration L.L.C., Chesapeake Exploration L.L.C. and Jackalope Gas Gathering Services, L.L.C. (collectively, the “Gas Gathering Agreements”); and

(k) on or after the Acquisition Closing Date the Issuers and the Additional Guarantors will execute and deliver a supplemental indenture to the Indenture (the “Second Supplemental Indenture”) and the Joinder Agreement.

The Prior Transactions and the Subsequent Transactions are referred to collectively herein as the “Transactions”. The CMO Purchase Agreement and the ACMP Unit Purchase Agreement (in each case together with all agreements included as exhibits thereto and any related bills of sale, conveyances and similar transfer documents in connection with the transactions contemplated by such agreements), the Subscription Agreement, the Amended and Restated Access Ventures LLC Agreement, the Second Amended and Restated Partnership Agreement, the Fifth Amended and Restated LLC Agreement, the Common Units Underwriting Agreement, the Bridge Facility, the Credit Agreement Amendment and the Gas Gathering Agreements, together with any ancillary documents executed or entered into in connection with the foregoing, are referred to collectively herein as the “Transaction Agreements.” The Transaction Agreements, together with this Agreement, the Securities, the Indenture, the Second Supplemental Indenture and the Joinder Agreement, are referred to collectively herein as the “Operative Agreements.”

This is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase of the Securities by the Underwriters.

The Partnership Parties and the Underwriters agree as follows:

1. Sale and Purchase. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Issuers agree to issue and sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 98.5% of the principal amount of the Notes plus accrued interest from December 19, 2012, to the Closing Date, the respective principal amounts of such Securities set forth opposite the names of the several Underwriters in Schedule I hereto.

2. Payment and Delivery. The Securities will be delivered to the Trustee as custodian for The Depository Trust Company (“DTC”) against payment made by or on behalf of the Underwriters to an account or accounts designated by the Partnership in Federal (same day) funds by wire transfer. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”), and will be registered in the name of Cede & Co. as nominee of DTC. Delivery of and payment for the Securities shall be made at the offices of Latham & Watkins LLP, 811 Main Street, Houston, Texas 77002 at 9:00 a.m. New York City time, on December 19, 2012, or such other time not later than seven full business days thereafter or place as may be agreed to by the Issuers and the Representatives, such time being herein referred to as the “Closing Date.”

3. Representations and Warranties of the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (including the rules and regulations of the Securities and Exchange Commission thereunder, the “Securities Act”), and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-185398), including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, each in the form heretofore delivered to you for each of the other Underwriters, became effective upon filing. The Partnership has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time. For purposes of this Agreement:

(i) “Applicable Time” shall mean 4:45 p.m. (New York City time) on the date of this Agreement;

(ii) “Base Prospectus” shall mean the base prospectus referred to in paragraph 3(a) above contained in the Registration Statement at the Applicable Time;

(iii) “Effective Date” shall mean each date and time that the various parts of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective;

(iv) “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act, and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus;”

(v) “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used in connection with the offering of the Securities prior to the filing of the Prospectus, together with the Base Prospectus;

(vi) “Pricing Prospectus” shall mean the Preliminary Prospectus dated December 12, 2012 relating to the Securities that was included in the Registration Statement or filed pursuant to Rule 424(b) most recently prior to the Applicable Time;

(vii) “Pricing Disclosure Package” shall mean the Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and the other information and documents, if any, listed in Schedule III hereto;

(viii) “Prospectus” shall mean the final prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus; and

(ix) “Registration Statement” shall mean the registration statement referred to in paragraph 3(a) above, including exhibits and financial statements, and any base prospectus and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended by such amendment.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed by the Partnership under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations thereunder, the “Exchange Act”).

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c) No Material Misstatements or Omissions in Registration Statement. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the

“1939 Act”) and did not, as of the applicable Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee or (ii) the information contained or included in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10.

(d) No Material Misstatements or Omissions in Prospectus. The Prospectus will conform, when filed with the Commission under Rule 424(b), in all material respects to the applicable requirements of the Securities Act and the 1939 Act, and will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained or included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10.

(e) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Prospectus, when filed with the Commission, conformed in all material respects to the applicable requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Securities Act on the date of first use. The Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, as of its time of first use, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided that no representation or warranty is made as to information contained or included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10.

(f) Well-Known Seasoned Issuer. (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time of the Issuers or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the

Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Partnership agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(g) Issuers Not “Ineligible Issuers.” Neither of the Issuers was at the time of initial filing of the Registration Statement, is not on the date hereof and will not be on the Closing Date an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(h) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(i) Incorporated Documents. The documents incorporated by reference in the Prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(j) Formation, Due Qualification and Authority. Each of the Partnership Parties has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be. Each of the Partnership Parties is duly registered or qualified to do business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Parties taken as a whole (a “Material Adverse Effect”). Each of the Partnership Parties has all requisite power and authority necessary to own or lease its properties and to conduct its business as currently conducted and to enter into and perform its obligations under the Operative Agreements to which it is a party, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k) Power and Authority to Act as the Manager. The OLLC has full limited liability company power and authority to act as the manager of each of the Guarantors, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m) Ownership of the General Partner Interest and the Incentive Distribution Rights in the Partnership. The General Partner is, and after giving effect to the Transactions will be, the sole general partner of the Partnership and owns, and after giving effect to the Transactions will own, a 2.0% general partner interest in the Partnership (the “GP Interest”) and all of the Incentive Distribution Rights (as defined in the Partnership Agreement, defined below); the GP Interest and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(n) Capitalization of the Partnership. Upon consummation of the Transactions, the issued and outstanding partnership interests of the Partnership will consist of 94,923,118 Common Units, 69,076,122 Subordinated Units, 11,856,204 Class B Units, 11,198,171 Class C Units, the GP Interest and the Incentive Distribution Rights. All outstanding Common Units, Subordinated Units, Class B Units and Class C Units and the limited partner interests represented thereby, have been, and after giving effect to the Transactions will be, duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(o) Ownership of Finance Corp. The Partnership owns, directly or indirectly, 100% of the issued shares of capital stock in Finance Corp; such shares of capital stock have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of Finance Corp and are fully paid and nonassessable; and the Partnership owns such shares free and clear of all Liens, except for those Liens securing obligations under the Amended and Restated Credit Agreement.

(p) Ownership of the Guarantors. The Partnership owns, directly or indirectly, 100% of the issued limited liability company interests in each of the Guarantors and as of the closing of the Acquisition will own, directly or indirectly, 100% of the issued limited liability company interests in each of the Additional Guarantors; such limited liability company interests of the Guarantors and, if the Acquisition closes, the Additional Guarantors have been, and after giving effect to the Transactions will be, duly authorized and validly issued in accordance with the limited liability company agreement of such entity (collectively with the limited liability company agreement of the General Partner, referred to herein as the “General Partner Agreement,” and the Partnership Agreement, the “Organizational Agreements”) and the certificate of formation of such entity (collectively with the certificate of limited partnership of the Partnership, the certificate of formation of the General Partner, the certificate of incorporation and bylaws of Finance Corp and the Organizational Agreements, the

“Organizational Documents”), and are fully paid (to the extent required under the Organizational Agreement of such entity) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and (ii) in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute, as applicable); and the Partnership owns such limited liability company interests free and clear of all Liens, except for those Liens securing obligations under the Amended and Restated Credit Agreement.

(q) No Other Subsidiaries. Other than the other Partnership Parties, the General Partner does not own and on the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of its 100% limited liability company interest in the OLLC, (ii) the OLLC’s ownership of 100% of the issued shares of capital stock of Finance Corp, (iii) the OLLC’s direct or indirect ownership of 100% of the limited liability company interest in each of the Guarantors, and (iv) following the consummation of the transactions contemplated by the Acquisition, the OLLC’s ownership of its 100% limited liability company interest in each of the Additional Guarantors and its ownership of 66%, 58.7% and 33.33% of the limited liability company interests in the Cardinal Gas Services, L.L.C., Utica East Ohio Midstream LLC and Ranch Westex JV LLC, respectively, neither the Partnership nor the OLLC owns, and on the Closing Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Finance Corp was formed for the sole purpose of being a co-issuer of the Partnership’s debt securities and has no operating assets.

(r) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such rights as have been effectively waived or as provided in the Organizational Documents and the Transaction Agreements, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock, limited liability company interests, partnership interests or other equity interests in any Partnership Party. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than those arising under the Registration Rights Agreement by and among the Partnership, GIP-A Holding, GIP-B Holding, GIP-C Holding, and Access Midstream Holdings, L.L.C., dated August 3, 2010.

(s) Authority and Authorization. Each of the General Partner, the Issuers and the Guarantors has all requisite corporate, limited liability company or partnership power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the General Partner, the Issuers and the Guarantors. When the Joinder Agreement has been duly executed and delivered by each of the Additional

Guarantors, this Agreement will be duly authorized, validly executed and delivered by each of the Additional Guarantors. All limited partnership or limited liability company action, as the case may be, required to be taken by the applicable Partnership Party or its unitholders, members or stockholders for the execution and delivery of each Transaction Agreement to which it is a party and the consummation of such Transaction contemplated thereby will have been validly taken on or prior to the occurrence or consummation of such Transaction.

(t) Authorization and Enforceability of the Joinder Agreement. If the Acquisition closes, then prior to the execution and delivery of the Second Supplemental Indenture, the Joinder Agreement will have been duly authorized by the Additional Guarantors and, when executed and delivered by the Additional Guarantors in accordance with the terms hereof and thereof, will be validly executed and delivered by the Additional Guarantors.

(u) Enforceability of Other Agreements.

i. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a legal, valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

ii. the General Partner Agreement has been duly authorized, executed and delivered by Access Midstream Ventures, L.L.C. (“Midstream Ventures”) and is a legal, valid and binding agreement of Midstream Ventures, enforceable against Midstream Ventures in accordance with its terms;

iii. the limited liability company agreement of the OLLC, as amended, has been duly authorized, executed and delivered by the Partnership and is a legal, valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

iv. the limited liability company agreement of each Guarantor has been duly authorized, executed and delivered by the OLLC and is a legal, valid and binding agreement of the OLLC, enforceable against the OLLC in accordance with its terms; and

v. each of the Transaction Agreements has been, or will be prior to the execution thereof, duly authorized, and has been or will be executed and delivered by the Partnership Parties party thereto and, except with respect to the Common Units Purchase Agreement, and assuming the due authorization, execution and delivery by the other parties thereto, is or will be a legal, valid and binding agreement of such Partnership Party, enforceable against the Partnership Party in accordance with its terms;

except in each case as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(v) Indenture. Each of the Issuers and Guarantors has all requisite corporate, limited liability company or partnership power and authority to enter into the Indenture. The Indenture has been duly and validly authorized by each Issuer and Guarantor, and upon its execution and delivery by each of the Issuers and Guarantors, and assuming the due authorization, execution and delivery by the Trustee, the Indenture will constitute a legal, valid and binding agreement of the Issuers and Guarantors, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the closing of the Acquisition, the Indenture will have been duly and validly authorized by each Additional Guarantor, and upon its execution and delivery by the Additional Guarantors, and assuming the due authorization, execution and delivery of the Second Supplemental Indenture by the Trustee, the Indenture will constitute a legal, valid and binding agreement of the Additional Guarantors, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(w) Second Supplemental Indenture. Each of the Issuers has all requisite corporate or partnership power and authority to enter into the Second Supplemental Indenture. If and when the Second Supplemental Indenture has been duly authorized, executed and delivered by each of the parties thereto, the Second Supplemental Indenture will constitute the legal, valid and binding agreement of the Issuers and the Additional Guarantors, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(x) Notes. The Issuers have all requisite corporate or partnership power and authority to issue, sell and deliver the Notes. The Notes have been duly authorized by the Issuers, and when duly executed by the Issuers in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, the Notes will be validly issued and will constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(y) Guarantees. Each Guarantor has all requisite limited liability company power and authority to issue the Guarantees. The Guarantees of the Guarantors have been duly authorized by each Guarantor and when the Notes and such Guarantees are duly executed, authenticated, issued, delivered and paid for pursuant to the applicable Indenture and this Agreement on the Closing Date, such Guarantees will have been validly issued and will constitute legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). If the Acquisition closes, then prior to the execution and delivery of the Second Supplemental Indenture, the Guarantees of each of the Additional Guarantors will have been duly and validly authorized by that Additional Guarantor and, assuming the due authorization, execution and delivery of the Indenture and the Second Supplemental Indenture by the Trustee, the Guarantees of the Additional Guarantors will constitute legal, valid and binding obligations of such Additional Guarantor, enforceable against such Additional Guarantor in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(z) Trust Indenture Act. The Indenture has been duly qualified under the 1939 Act and conforms in all material respects to the requirements of the 1939 Act and the rules and regulations applicable to an indenture that is qualified thereunder.

(aa) No Conflicts. None of (i) the offering, issuance and sale of the Securities by the Issuers and the Guarantors as described in the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Parties and Additional Guarantors party hereto or thereto, as the case may be, or (iii) the consummation of the Transactions or the other transactions contemplated by this Agreement or the Operative Agreements (A) conflicts or will conflict with, constitutes or will constitute a violation of, or constitutes or will constitute a change-of-control pursuant to the Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), a change-of-control or a Debt Repayment Triggering Event (as defined below) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties or the Additional Guarantors is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Parties or the Additional Guarantors or any of their respective properties in a proceeding to which any of them or their respective properties is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties or the Additional Guarantors, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would (x) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) materially impair the ability of the Partnership Parties to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(bb) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Parties or the Additional Guarantors or any of their respective properties or assets is required in connection with (i) the offering, issuance and sale of the Securities as described in the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Parties and the Additional Guarantors party hereto or thereto, as the case may be or (iii) the consummation of the Transactions or the other transactions contemplated by this Agreement or the Operative Agreements, except, (A) for consents required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities by the Underwriters, (B) for such consents that have been, or prior to the Closing Date will be, obtained or made or, with respect to the Transactions, will be obtained or made prior to the consummation of the applicable transaction, (C) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements and (D) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(cc) No Defaults. None of the Partnership Parties is (i) in violation of any of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which breach, default or violation in the cases of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the Transactions or any other transactions provided for in the Operative Agreements. To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation, if continued, would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the Transactions or any other transactions provided for in the Operative Agreements.

(dd) Conformity of Securities to Descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ee) Independent Public Accountants. PricewaterhouseCoopers LLP, who has certified or shall certify the audited financial statements of the Partnership included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Partnership Parties as required by the Securities Act and the Public Company Accounting Oversight Board. PricewaterhouseCoopers LLP, who has certified or shall certify the audited financial statements of CMO included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Partnership Parties and CMO as required by the Securities Act and the Public Company Accounting Oversight Board.

(ff) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Partnership or CMO, as applicable, as of the dates indicated, and comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The summary historical and pro forma financial information set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Summary—Summary Historical Financial and Operating Data” and “Summary—Summary Unaudited Pro Forma Condensed Combined Financial and Other Information” in the Registration Statement, the Pricing Disclosure Package and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. The pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission, except to the extent disclosed therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so included as required. The other financial information of the Partnership, the General

Partner and their subsidiaries and CMO, including non-GAAP financial measures, if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership Parties, and fairly presents in all material respects the information purported to be shown thereby.

(gg) No Material Adverse Change. None of the General Partner, the Issuers or the Guarantors has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the condition, financial or otherwise, business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Parties taken as a whole, (ii) any transaction which is material to the Partnership Parties taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) any dividend or distribution of any kind declared, paid or made on the equity interests of any of the Partnership Parties or (iv) any development that would reasonably be expected to materially impair the ability of the Partnership Parties to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements, in each case other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(hh) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Parties, or to which any of the Partnership Parties is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not described as required by the Securities Act and the Exchange Act. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act and the Exchange Act. Each contract, document or other agreement described in the Registration Statement, the Pricing Disclosure Package or the Prospectus is in full force and effect and is valid and enforceable by and against the Partnership Parties, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. Statements made in the Registration Statement, the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ii) Title to Properties. The Partnership Parties have, or upon the closing of the Transactions will have, good and indefeasible title to all real property (exclusive of easements, rights-of-ways and other similar instruments) and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as owned by the Partnership Parties, free and clear of all Liens and defects, except (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) those created, arising under or securing obligations under the Amended and Restated Credit Agreement, (iii) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Parties, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Parties taken as a whole as they have been used in the past as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(jj) Rights-of-Way. Each of the Partnership Parties has, or upon the closing of the Transaction will have, such easements, rights-of-way or other similar agreements from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Parties has, other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(kk) Governmental Permits. Each of the Partnership Parties has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such governmental permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Partnership Parties is, and on the Closing Date will be, in compliance with the terms and conditions of, all such governmental permits, except where the failure so to comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; and no event has occurred that would prevent the governmental permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ll) Books and Records. Each Partnership Party (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner and each other Partnership Party, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(nn) No Adverse Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by PricewaterhouseCoopers LLP, (i) none of the Partnership Parties is aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership Parties to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Partnership Parties and (ii) there have been no significant changes in internal controls or in other factors that has or could significantly and adversely affect internal controls.

(oo) Tax Returns. Each of the Partnership Parties has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those taxes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and those that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(pp) Investment Company. None of the Partnership Parties is, nor after giving effect to the offering and sale of the Securities and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(qq) Environmental Compliance. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Partnership Parties (i) is in compliance with any and all federal, state and local laws and regulations relating to the prevention of pollution or the protection of the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, except where such noncompliance or deviation from that described in clauses (i) through (iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. None of the Partnership Parties has received written notice that they are currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(rr) Sarbanes-Oxley Act of 2002. The Partnership and, to the knowledge of the Partnership Parties, the directors and officers of the General Partner in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated thereunder and the rules of the New York Stock Exchange that are effective and applicable to the Partnership.

(ss) No Labor Dispute. No labor dispute with the employees of the Partnership Parties exists or, to the knowledge of any of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(tt) Insurance. The Partnership Parties maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks, in such amounts and from such insurers as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties. None of the Partnership Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. The Partnership Parties are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof.

(uu) Litigation. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Parties is or may be a party or to which the business or property of any of the Partnership Parties is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court of competent jurisdiction to which any of the Partnership Parties is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Securities, or (C) call into question the validity of this Agreement or the consummation of the Transactions, or the performance by the Issuers and the Guarantors of their obligations under the Operative Agreements.

(vv) No Distribution of Other Offering Materials. None of the Partnership Parties has distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

(ww) Foreign Corrupt Practices Act. None of the Partnership Parties, nor any director or officer of a Partnership Party, nor, to the Partnership Parties’ knowledge, any employee, agent or representative of the Partnership Parties, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership Parties and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(xx) Anti-Money Laundering. The operations of the Partnership and its directly or indirectly wholly owned Partnership Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all jurisdictions where such entities conduct business and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Parties with respect to the Money Laundering Laws is pending, or the knowledge of the Partnership Parties, threatened.

(yy) Office of Foreign Assets Control. None of the Partnership or any of its directly or indirectly wholly owned Partnership Parties nor any director, officer, agent, affiliate or employee of any such entity is currently the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the European Union and the United Nations (together “Sanctions”). The Partnership and its directly or indirectly wholly owned Partnership Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose if the Partnership or such wholly owned Partnership Party of funding or facilitating any activities or business of or with any person or entity, or in any country or territory, that is the subject of Sanctions.

(zz) Stabilization. The Partnership Parties have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers or facilitate the sale or resale of the Securities.

(aaa) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate, and the Partnership Parties have obtained the written consent to the use of such data from such sources to the extent required.

(bbb) FINRA Affiliations. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ccc) Regulations T, U, X. None of the Partnership Parties or any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ddd) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to another Partnership Party, from making any other distribution on such subsidiary’s equity interests, from repaying to any other Partnership Party any loans or advances to such subsidiary from such Partnership Party or from transferring any of such subsidiary’s property or assets to another Partnership Party, except as prohibited under the Amended and Restated Credit Agreement.

(eee) XBRL. The interactive data in eXtensbile Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(fff) The Acquisition. To the knowledge of the officers of the Partnership Parties after due inquiry, (i) the representations and warranties of CMD in the CMO Purchase Agreement are true and correct in all respects as of the date hereof and will be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case, such representations and warranties shall be true and correct in all respects as of that date, in each case, with the same force and effect as if made as of the date hereof, and (ii) CMD has complied with all covenants in the CMO Purchase Agreement applicable to it. Nothing has come to the attention of any of the Partnership Parties that would cause them to believe that the Acquisition will not be consummated substantially in accordance with the terms of the CMO Purchase Agreement or the description of the Acquisition included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Any certificate signed by any officer of any Partnership Party and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Partnership Party to each Underwriter as to the matters covered thereby.

4. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder to purchase the Securities are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Partnership Parties contained herein, to the accuracy of the statements of the General Partner, on behalf of the Partnership Parties made pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to each of the following additional conditions precedent:

(a) Registration Statement. The Registration Statement shall have been filed and shall have become effective under the Securities Act.

(b) Timely Filings. The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership Parties or any Underwriter, threatened by the Commission. No Prospectus or amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus shall have been filed to which the Representatives shall have reasonably objected in writing.

(c) No Changes. (i) None of the Partnership Parties shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have been any change in the capitalization or long-term debt of any of the Partnership Parties or any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties, management, operations or prospects of the Partnership Parties, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(d) Officers’ Certificate. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner:

(i) certifying that no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened;

(ii) to the effect that the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of such Closing Date, and that the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before such Closing Date; and

(iii) certifying that they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, as well as each electronic road show used in connection with the offering of the Securities, and, in their opinion (A) the Registration Statement, as of the most recent Effective Date, (B) the Prospectus, as of its date and on the Closing Date, or (C) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, except in the case of the Registration Statement) not misleading.

(e) Opinion of the Partnership’s Counsel. Latham & Watkins LLP shall have furnished to the Representatives its written opinion, negative assurance letter and opinion regarding certain tax matters, as counsel for the Partnership Parties, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibit B-1, Exhibit B-2 and Exhibit B-3, respectively.

(f) Opinion of Oklahoma Counsel. Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. shall have furnished to the Representatives their written opinion, as special Oklahoma counsel for the Partnership Parties, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(g) General Counsel Opinion. Regina Gregory shall have furnished to the Representatives her written opinion, as general counsel to the General Partner, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.

(h) Delaware Counsel Opinion. Richards, Layton & Finger P.A. shall have furnished to the Representatives its written opinion, as special counsel to the Partnership, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit E.

(i) Opinion of Underwriters’ Counsel. The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion, dated the Closing Date, with respect to the offer and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j) Comfort Letters. The Underwriters shall have received, on the date hereof and the Closing Date, a letter or letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the date hereof shall use a “cut-off date” within three business days of the date hereof and the letter delivered on the Closing Date shall use a “cut-off date” within two business days of the Closing Date.

(k) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(l) Credit Agreement Consent. The Partnership Parties shall have furnished to the Representatives evidence satisfactory to the Representatives that the Credit Agreement Amendment shall have been entered into, or will have been entered into as of the Closing Date, as described in the Prospectus and the Pricing Disclosure Package without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus and the Pricing Disclosure Package.

(m) Additional Information. The Partnership Parties shall have furnished to the Representatives at the Closing Date such further information, certificates and documents as the Representatives may reasonably request.

All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and to counsel for the Underwriters.

5. Covenants of the Partnership Parties. In addition to the agreements set forth elsewhere in this Agreement, the Partnership Parties covenant with each Underwriter as follows:

(a) Furnish Information. To furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities; provided, however, that the Issuers shall not be required to qualify as a foreign corporation or foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) Prospectus. The Partnership will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Applicable Time, will be included or made therein. To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Issuers shall have made any amendments or supplements thereto after the initial Effective Date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, the Issuers will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c) Registration Statement. If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Securities, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Securities Act, relating to the Securities, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.

(d) Commission Notices. To advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as practicable; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing.

(e) Exchange Act Reports. To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Issuers with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Securities.

(f) Pricing Disclosure Package. If the Pricing Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law.

(g) Prospectus. To advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Securities, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Securities Act, and, in each case, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Issuers’ expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

(h) Review of Amendments. At any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Securities, before amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, including through any report filed under the Exchange Act, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(i) Final Term Sheet and Issuer Free Writing Prospectuses. (i) To prepare a final term sheet, containing a description of the final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Exhibit A hereto, and to file such term sheet pursuant to Rule 433 of the Securities Act within the time required by such rule and (ii) not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(j) Earnings Statement. To make generally available to the Partnership’s security holders and to you as soon as reasonably practicable, but in any event not later than fifteen (15) months after the initial Effective Date of the Registration Statement, an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act.

(k) Copies. To furnish to you three copies of the Registration Statement, the Prospectus and the Pricing Disclosure Package, each as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters.

(l) Financial Statements. To furnish to you as early as practicable prior to the Closing Date, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership and the Subsidiaries which have been read by the Partnership’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 4(h) hereof.

(m) Restriction on Sale of Securities. For a period of 45 days after the date hereof, no Issuer nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Issuers or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any such securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representatives.

(n) Press Release. Prior to the Closing Date, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Issuers or any of their subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Partnership or any of its subsidiaries, or the offering of the Securities, without your prior consent.

(o) No Other Prospectus. Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the Pricing Disclosure Package and the Prospectus.

(p) Use of Proceeds. The Issuers will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Pricing Disclosure Package and the Prospectus and, except as disclosed in the Pricing Disclosure Package and the Prospectus, the Issuers do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(q) Absence of Manipulation. In connection with the offering, neither the Issuers, the Guarantors nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Securities or attempt to induce any person to purchase any Securities; and neither it nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

(r) Covenant to Pay Costs. The Partnership Parties agree to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, sale and delivery of the Securities including any transfer taxes and stamp or similar duties payable upon the sale or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, the Indenture, the Second Supplemental Indenture and any other closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any fees charged by investment rating agencies for the rating of the Securities, (vi) any filing for review of the public offering of the Securities by FINRA, including the filing fees and up to $20,000 in legal fees of counsel to the Underwriters relating to FINRA matters, (vii) the fees and expenses of the Trustee and paying agent (including related fees and expense of any counsel for such parties), (viii) the costs and expenses of the Partnership Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership Parties and any such consultants, provided that the Partnership Parties are obligated to pay only fifty percent (50%) of the cost and expense of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Securities for inclusion in the book-entry settlement system of the DTC and (x) the performance of the Partnership Parties’ other obligations hereunder.

It is understood, however, that except as otherwise provided in this Section 5(r), Section 7 or Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Securities by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Securities.

6. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Securities are not delivered for any reason other than the termination of this Agreement pursuant to clauses (i), (iii), (iv) or (v) of Section 7(b) hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership Parties shall, in addition to paying the amounts described in Section 5(r) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred by them in connection with this Agreement and the transactions it contemplates.

7. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE, other than in the circumstances described in clause (i) above; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(c) If the Representatives elect to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.

(d) If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership Parties shall be unable to comply with any of the terms of this Agreement, the Partnership Parties shall not be under any obligation or liability to the Underwriters under this Agreement (except to the extent provided in Sections 5(r), 6 and 9) and the Underwriters shall not be under any obligation or liability to the Partnership Parties under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments.

(a) Subject to Sections 4 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 4 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total principal amount of the Securities, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate principal amount of Securities they are obligated to purchase pursuant to Section 1 hereof) the principal amount of Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Securities set forth opposite the names of such non-defaulting Underwriters in Schedule I.

(b) If the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total principal amount of Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Issuers shall make arrangements within the five business day period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Issuers to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Issuers. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees, agents and members, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Issuers) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Issuers expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9(a) being deemed to include any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements to the foregoing) or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Issuers or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Issuers expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not included in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading. The Partnership Parties, jointly and severally, agree to reimburse such indemnified person for any legal or other expenses reasonably incurred by such indemnified person in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified person is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, except with respect to the Registration Statement or such Prospectus insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Issuers expressly for use in the Registration Statement or such Prospectus in connection with such information, which material fact was not included in such information and which material fact was necessary in order to make the statements in such information, in the case of such Prospectus, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless each Partnership Party and each of their respective directors and officers who signed the Registration Statement and any person who controls such Partnership Party, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Issuers expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Issuers), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Issuers expressly for use in, the any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus in connection with such information, which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and payment of all fees and expenses, whereupon the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure, but shall not relieve the indemnifying party from its obligation to provide reimbursement and contribution except to the extent so prejudiced. If such indemnified party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), the payment of all fees and expenses of such indemnified party’s counsel shall be borne by the indemnifying party; provided, however, that such indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have assumed control of the defense as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) or (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds received by the Issuers (net of underwriting discounts and commissions but before deducting expenses) from the offering of the Securities purchased under this Agreement, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities, in each case as described in the Prospectus. The relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) in no case shall the Partnership be required to contribute any amount in excess of the aggregate net proceeds received by the Issuers (after deducting underwriting discounts and commissions but before deducting offering expenses), from the offering of the Securities purchased under this Agreement. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Partnership Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter and its partners, directors, officers, employees, agents or members or any person (including each partner, officer, director, employee or member of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any affiliate of such Underwriter or by or on behalf of the Partnership Parties, their respective directors, employees or officers or any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Securities. Each Partnership Party and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of their respective officers, employees or directors in connection with the offering and sale of the Securities, or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

10. Information Furnished by the Underwriters. The information in the “Underwriting” section, only insofar as such statements relate to stabilization activities that may be undertaken by the Underwriters, constitutes the only information furnished by or on behalf of the Underwriters for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to, (i) if to the Underwriters: Citigroup Global Markets Inc., 388 Greenwich Street, New York 10013; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and UBS Securities LLC, 677 Washington Blvd., Stamford, Connecticut 06901; and (ii) if to the Partnership Parties: Access Midstream Partners, L.P., 900 NW 63rd Street, Oklahoma City, Oklahoma 73118, Attention: Chief Executive Officer, facsimile no.: (405) 879-6111.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its equity owners and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and may be enforced in any other courts to the jurisdiction of which the Partnership Parties are or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Partnership Parties and to the extent provided in Section 9 hereof, the controlling persons, partners, directors, officers, employees, agents, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Partnership Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Securities. The Partnership Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Partnership Parties, their respective management, partners, members or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Partnership Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership Parties hereby confirm their understanding and agreement to that effect. The Partnership Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties. The Partnership Parties and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Partnership Parties, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Partnership Parties with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Partnership Parties on other matters). The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Partnership Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. PATRIOT Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership Parties and any of the Underwriters’ respective businesses and/or assets.

[signature pages follow]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C.,
its general partner

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

ACMP FINANCE CORP.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

ACCESS MIDSTREAM PARTNERS GP, L.L.C.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

ACCESS MLP OPERATING, L.L.C.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

ACCESS MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

Signature page to Underwriting Agreement

OKLAHOMA MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

TEXAS MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

PONDER MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

MAGNOLIA MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

BLUESTEM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

APPALACHIA MIDSTREAM SERVICES, L.L.C.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

ACCESS PERMIAN MIDSTREAM, L.L.C.

By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

Signature page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Matthew Burke
Name: Matthew Burke
Title: Director

BARCLAYS CAPITAL INC.

By:	/s/ Paul Cugno
Name: Paul Cugno
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Jane Dabney
Name: Jane Dabney
Title: Executive Director, COO

By:	/s/ Jeff Jorgensen
Name: Jeff Jorgensen
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ T. Brancroft Mattei
Name: T. Bancroft Mattei
Title: Director

Acting on behalf of themselves

    and as the Representatives of

    the several Underwriters

Signature page to Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of Notes
CITIGROUP GLOBAL MARKETS INC.	$280,000,000
BARCLAYS CAPITAL INC.	$280,000,000
UBS SECURITIES LLC	$280,000,000
WELLS FARGO SECURITIES, LLC	$140,000,000
RBS Securities Inc.	$31,112,000
BMO CAPITAL MARKETS CORP.	$31,111,000
CAPITAL ONE SOUTHCOAST, INC.	$31,111,000
DNB MARKETS, INC.	$31,111,000
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	$31,111,000
MITSUBISHI UFJ SECURITIES (USA), INC.	$31,111,000
MORGAN STANLEY & CO. LLC	$31,111,000
SCOTIA CAPITAL (USA) INC.	$31,111,000
U.S. BANCORP INVESTMENTS, INC	$31,111,000
COMERICA SECURITIES, INC.	$17,500,000
CREDIT SUISSE SECURITIES (USA) LLC	$17,500,000
DEUTSCHE BANK SECURITIES INC.	$17,500,000
GOLDMAN, SACHS & CO.	$17,500,000
RAYMOND JAMES & ASSOCIATES, INC.	$17,500,000
RBC CAPITAL MARKETS, LLC	$17,500,000
SMBC NIKKO CAPITAL MARKETS LIMITED	$17,500,000
TD SECURITIES (USA) LLC	$17,500,000
Total	$1,400,000,000

SCHEDULE II

Initial Guarantors

Access MLP Operating, L.L.C., a Delaware limited liability company (the “OLLC”)

Appalachia Midstream Services, L.L.C., an Oklahoma limited liability company (“Appalachia”)

Bluestem Gas Services, L.L.C., an Oklahoma limited liability company (“Bluestem”)

Access Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“AMGS”)

Oklahoma Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“OMGS”)

Texas Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“TMGS”)

Magnolia Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“MMGS”)

Access Permian Midstream, L.L.C., an Oklahoma limited liability company (“APM”)

Ponder Midstream Gas Services, L.L.C., a Delaware limited liability company (“PMGS”)

Additional Guarantors

Chesapeake Midstream Operating, L.L.C., a Delaware limited liability company

Chesapeake West Texas Processing, L.L.C., an Oklahoma limited liability company

Louisiana Midstream Gas Services, L.L.C., an Oklahoma limited liability company

Jackalope Gas Gathering Services, L.L.C., an Oklahoma limited liability company

Mid-Atlantic Gas Services, L.L.C., an Oklahoma limited liability company

Mockingbird Midstream Gas Services, L.L.C., an Oklahoma limited liability company

Utica Gas Services, L.L.C., an Oklahoma limited liability company

SCHEDULE III

Issuer Free Writing Prospectuses (included in the Pricing Disclosure Package)

Final term sheet, dated December 12, 2012, substantially in the form attached hereto as Exhibit A.

Exhibit A

Access Midstream Partners, L.P.

ACMP Finance Corp.

$1,400,000,000 4.875% Senior Notes due 2023

Pricing Term Sheet

This free writing prospectus relates only to the securities described below and should be read together with the preliminary prospectus supplement dated December 12, 2012 relating to these securities. Certain terms reflected in such preliminary prospectus supplement are superseded below.

Issuers:	Access Midstream Partners, L.P. ACMP Finance Corp.
Guarantors:	All existing subsidiaries and certain future subsidiaries
Security Description:	4.875% Senior Notes due 2023
Distribution:	SEC Registered
Principal Amount:	$1,400,000,000
Maturity:	May 15, 2023
Coupon:	4.875%
Public Offering Price:	100.000%
Net Proceeds Before Expenses:	$1,379,000,000
Yield to Maturity:	4.875%
Spread to Treasury:	T + 318 bps
Benchmark:	1.625% UST due November 15, 2022
Interest Payment Dates:	May 15 and November 15
Commencing:	May 15, 2013
Equity Clawback	35% before December 15, 2015 at 104.875%
Optional Redemption:

Callable, on or after the following dates, and at the following prices:

Date                                                                          Price

December 15, 2017                                                  102.438%

December 15, 2018                                                  101.625%

December 15, 2019                                                  100.813%

December 15, 2020 and thereafter                          100.000%

Make-Whole:	T+50 bps prior to December 15, 2017
Special Mandatory Redemption:	100% of the aggregate issue price of notes offered (plus accrued and unpaid interest to the date of redemption) if the Chesapeake Midstream Operating, L.L.C. acquisition does not close on or prior to February 28, 2013, or if the purchase agreement therefor is terminated at any time prior thereto.
Change of Control:	Investor put at 101% of principal plus accrued interest
CUSIP:	00434N AA3
ISIN:	US00434NAA37
Minimum Allocations:	$2,000
Increments:	$1,000
Pro Forma Ratio of Earnings to Fixed Charges:	2.7x

Trade Date:	December 12, 2012
Settlement Date:	December 19, 2012 (T+5)
Joint Book Runners:	Citigroup Global Markets Inc.
Barclays Capital Inc.
UBS Securities LLC
Wells Fargo Securities, LLC

Senior Co-Managers:	BMO Capital Markets Corp.
Capital One Southcoast, Inc.
DnB Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. LLC
RBS Securities Inc.
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.

Co-Managers:	Comerica Securities, Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
SMBC Nikko Capital Markets Limited
TD Securities (USA) LLC

Concurrent Offering of Common Units

On December 12, 2012, we priced a separate public offering of 16,000,000 common units (the “Equity Offering”). The net proceeds of the Equity Offering are expected to be approximately $495.0 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Proposed Amendment to Revolving Credit Facility

On December 12, 2012, we obtained approval from the requisite number of lenders under our senior secured revolving credit facility to amend our revolving credit facility as described in the preliminary prospectus supplement dated December 12, 2012 with respect to the notes under the caption “Summary—Recent Developments—CMO Acquisition—Financing of the CMO Acquisition—Proposed Amendment of Revolving Credit Facility.”

Settlement Date

Delivery of the notes will be made against payment therefor on or about December 19, 2012, which is the fifth business day following the date of pricing of the notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

The issuers have filed a registration statement (including a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the prospectus supplement and other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets, Inc. toll-free at (800) 831-9146, Barclays Capital Inc. toll-free at (888) 603-5847, UBS Securities LLC toll-free at (888) 827-7275 or Wells Fargo Securities, LLC toll-free at (800) 326-5897.

EXHIBIT B-1

FORM OF OPINION OF LATHAM & WATKINS LLP

(COUNSEL TO THE PARTNERSHIP)

1. The Partnership is a limited partnership duly formed under the Delaware LP Act with limited partnership power and authority to own its properties, to conduct its business and to act as manager of the OLLC as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Schedule I.

2. Finance Corp is a corporation duly formed under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that Finance Corp is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Schedule I.

3. The General Partner is a limited liability company duly formed under the Delaware LLC Act with limited liability company power and authority to own its properties, to conduct its business and to act as the general partner of the Partnership as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Schedule I.

4. The OLLC is a limited liability company duly formed under the Delaware LLC Act with limited liability company power and authority to own its properties, to conduct its business and to act as manager of each of the Guarantors as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the OLLC is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Schedule I.

5. PMGS is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that PMGS is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Schedule I.

6. With your consent, based solely upon a review on the date hereof of the Partnership Agreement, the General Partner is the sole general partner of the Partnership, and the 2.0% general partner interest in the Partnership (the “General Partner Interest”) and all of the outstanding IDRs of the Partnership (together with the General Partner Interest, the “GP Ownership Interests”) are owned of record by the General Partner; the issuance and sale of the GP Ownership Interests have been duly authorized by all necessary limited partnership action of the Partnership, and such GP Ownership Interests have been validly issued in accordance with the Partnership Agreement. Under the Delaware LLC Act, the General Partner will have no obligation to make further payments for its ownership of the IDRs or contributions to the Partnership solely by reason of its ownership of the IDRs. With your consent, based solely upon a review of the lien searches dated December [ — ], 2012 attached hereto as Schedule II (the “Lien Search”), we confirm that the GP Ownership Interests are free and clear of liens, claims, charges and encumbrances (“Liens”) other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) set forth or described on Schedule II or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

7. With your consent, based solely upon a review on the date hereof of the OLLC Agreement, all of the issued and outstanding membership interests of OLLC (the “OLLC Membership Interests”) are owned of record by the Partnership. The issuance and sale of the OLLC Interests have been duly authorized by all necessary limited liability company action of OLLC, and such OLLC Membership Interests have been validly issued in accordance with the OLLC Agreement. Under the Delaware LLC Act, the Partnership will have no obligation to make further payments for its ownership of the OLLC Membership Interests or contributions to OLLC solely by reason of its ownership of the OLLC Membership Interests or its status as the sole member of OLLC and no personal liability for the debts, obligations and liabilities of OLLC, whether arising in contract, tort or otherwise, solely by reason of being the sole member of OLLC. With your consent, based solely upon a review of the Lien Search, we confirm that the OLLC Membership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the OLLC Agreement, (ii) set forth or described in Schedule II, (iii) arising under the Amended and Restated Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

8. With your consent, based solely upon a review on the date hereof of certificates representing all outstanding capital stock of, and stock transfer records for, Finance Corp, all of the outstanding shares of capital stock of Finance Corp (the “Finance Corp Capital Stock”) are owned of record on that date by the OLLC. With your consent, based solely upon a review of the Lien Search, we confirm that the Finance Corp Capital Stock are free and clear of Liens other than those (i) created by or arising under the DGCL or the Finance Corp certificate of incorporation, (ii) set forth or described in Schedule II, (iii) arising under the Amended and Restated Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

9. With your consent, based solely upon a review on the date hereof of the limited liability company agreement of PMGS, all of the issued and outstanding membership interests of PMGS (the “PMGS Equity Interests”) are owned of record by OLLC. The issuance and sale of the PMGS Equity Interests have been duly authorized by all necessary limited liability company action of PMGS, and such PMGS Equity Interests have been validly issued in accordance with the limited liability company agreement of PMGS. Under the Delaware LLC Act, OLLC will have no obligation to make further payments for its ownership of the PMGS Equity Interests or contributions to PMGS solely by reason of its ownership of the PMGS Equity Interests or its status as a member, and no personal liability for the debts, obligations and liabilities of PMGS, whether arising in contract, tort or otherwise, solely by reason of being a member of PMGS. With your consent, based solely upon a review of the Lien Search, we confirm that the PMGS Equity Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the limited liability company agreement of PMGS, (ii) set forth or described in Schedule II, (iii) arising under the Amended and Restated Credit Agreement, or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

10. With your consent, based solely upon a review of the Lien Search, we confirm that the OLLC owns the limited liability company interests in each OK ACMP Entity free and clear of Liens other than those (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLLC as debtor is on file with the Secretary of State of the State of Delaware or (B) Liens created, arising under or securing the Amended and Restated Credit Agreement.

11. The Indenture has been duly authorized by all necessary limited partnership, limited liability company and corporate action of the Issuers, the OLLC and PMGS, as applicable and has been duly executed and delivered by each of them. The Indenture, including the Guarantee contained therein, is the legally valid and binding agreement of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms.

12. The Supplemental Indenture has been duly authorized by all necessary limited partnership, limited liability company and corporate action of the Issuers, the OLLC and PMGS, as applicable and has been duly executed and delivered by each of them. The Supplemental Indenture, including the Guarantee contained therein, is the legally valid and binding agreement of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms.

13. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

14. The Notes have been duly authorized by all necessary limited partnership and corporate action of the Issuers, as applicable, and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Issuers, enforceable against each of them in accordance with their terms.

15. The Guarantees have been duly authorized by all necessary limited liability company of each of OLLC and PMGS, and, when executed and issued in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms.

16. The execution, delivery and performance of the Underwriting Agreement and the Transaction Agreements by each of the DE ACMP Entities, as applicable, have been duly authorized by all necessary limited partnership, limited liability company and corporate action, as applicable, of each DE ACMP Entity, as applicable, and each of the Underwriting Agreement and the Transaction Agreements] has been duly executed and delivered by each DE ACMP Entity, as applicable.

17. The execution and delivery of the Underwriting Agreement by each of the DE ACMP Entities and the Notes by the Issuers and the issuance and sale of the Securities by the Partnership Parties, as applicable, to you and the other Underwriters pursuant to the Underwriting Agreement the execution and delivery of the Operative Agreements by the Partnership Parties, as applicable, and the consummation by the Partnership Parties of the transactions contemplated by the CMO Purchase Agreement, ACMP Unit Purchase Agreement, Subscription Agreement and Credit Agreement Amendment do not on the date hereof:

(A) violate or constitute a change-of-control with respect to the Organizational Documents of the DE ACMP Entities; or

(B) result in the breach of, a default under or a change-of control with respect to any indentures and loan agreements creating or securing indebtedness of the Partnership for borrowed money, and the other contracts listed on Schedule III (the “Specified Agreements”)]; or

(C) violate any federal or New York statute, rule or regulation applicable to the Partnership Parties, or the Delaware LP Act, the Delaware LLC Act or the DGCL; or

(D) require any consents, approvals, or authorizations to be obtained by the Partnership Parties from, or any registrations, declarations or filings to be made by the Partnership Parties with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Partnership Parties, or the Delaware LP Act or the Delaware LLC Act that have not been obtained or made.

18. The statements included in the Prospectus under the captions “Description of Our Debt Securities” and “Description of Notes,” insofar as they purport to describe or summarize legal matters, agreements, or documents discussed therein or certain provisions of the Securities or the Indenture are accurate summaries or descriptions in all material respects.

19. The Registration Statement has become effective under the Act. With your consent based solely on a telephonic confirmation by a member of the Staff of the Commission on December [ — ], 2012, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rules 424(b) and 430B under the Act, and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.

20. The Registration Statement at December [ — ], 2012, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Form T-1. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

21. None of the Partnership Parties is, or immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Schedule I

Foreign Qualifications of the Partnership Parties

Entity	Jurisdiction in which registered or qualified

Appalachia Midstream Services, L.L.C.	New York, Ohio, Oklahoma, Pennsylvania and West Virginia

Bluestem Gas Services, L.L.C.	None

Access Midstream Gas Services, L.L.C.	Arkansas, Kansas, Louisiana, New Mexico and Texas

Access Midstream GP, L.L.C.	None

Access MLP Operating, L.L.C.	Oklahoma and Texas

Access Midstream Partners, L.P.	None

Magnolia Midstream Gas Services, L.L.C.	Louisiana and Texas

Oklahoma Midstream Gas Services, L.L.C.	None

Ponder Midstream Gas Services, L.L.C.	Texas

Texas Midstream Gas Services, L.L.C.	Texas

Access Permian Midstream, L.L.C.	Texas

Exhibit B-2

FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

The primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (except to the extent expressly set forth in the numbered paragraphs [ — ] and [ — ] of such counsel’s letter to the Underwriters of even date and in such counsel’s letter to the Underwriters of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Partnership in connection with the preparation by the Partnership of the Registration Statement, the Pricing Disclosure Package, and the Prospectus, such counsel has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Partnership Parties, the independent public accountants for the Partnership, representatives of the Underwriters, and the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. Such counsel also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership and others as to the existence and consequence of certain factual and other matters.

Based on such counsel’s participation, review and reliance as described above, such counsel advises the Underwriters that no facts came to its attention that caused it to believe that:

(s) the Registration Statement, at the time it became effective on December [ — ], 2012, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(t) the Pricing Disclosure Package, as of [ — ] p.m. Eastern time on December [ — ], 2012, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(u) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Form T-1.

EXHIBIT B-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth in the Preliminary Prospectus and the Prospectus, the statements in the Preliminary Prospectus and the Prospectus under the caption “Material Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

EXHIBIT C

FORM OF OPINION OF OKLAHOMA COUNSEL

1. Each of Appalachia, Bluestem, OMGS, AMGS, MMGS, TMGS and APM (the “OK ACMP Entities”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Oklahoma, with all limited liability company power and authority necessary to own or lease its properties currently owned or leased, and to conduct its business as currently conducted, in each case, in all material respects as described in specified sections of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2. The limited liability company interests of each OK ACMP Entity have been duly authorized and validly issued in accordance with the limited liability company agreement of the applicable OK ACMP Entity and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by the Oklahoma LLC Act).

3. The OLLC is the sole member of each of the OK ACMP Entities and owns 100% of the limited liability company interests in each of the OK ACMP Entities.

4. Each of the OK ACMP Entities has all limited liability company power and authority to enter into the Indenture and issue the Guarantees. Each of the Indenture, the Guarantees and this Agreement has been duly authorized, executed and delivered by each of the OK ACMP Entities.

5. The limited liability company agreement of each OK ACMP Entity is a legal, valid and binding agreement of such OK ACMP Entity, enforceable against it in accordance with its terms, except in each case as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

6. None of (i) the offering, issuance or sale of the Securities by the Issuers and the OK ACMP Entities; (ii) the execution, delivery and performance by each of the OK ACMP Entities of each of the Operative Agreements to which it is a party, or (iii) the consummation of the transactions contemplated by the Operative Agreements, as the case may be (A) conflicts or will conflict with, constitutes or will constitute a violation of the limited liability company agreement or other governing document of any of the OK ACMP Entities, or (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) or a change of control under the agreements governed by the laws of the State of Oklahoma (the “State”) and filed as an exhibit to any document incorporated by reference in the Registration Statement and listed on Schedule I hereto, except as noted on Schedule I hereto and except for such conflicts, breaches, violations or defaults, in the case of clause (B), that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the consummation of the transactions contemplated by the Operative Agreements.

7. No consent of or by any Oklahoma court or other Oklahoma governmental authority or agency under applicable laws of the State is required in connection with (i) the offering, issuance or sale of the Securities by the Issuers and the OK ACMP Entities; (ii) the execution, delivery and performance by each of the OK ACMP Entities of each of the Operative Agreements to which it is a party, or (iii) the consummation of the transactions contemplated by the Operative Agreements, as the case may be, except (A) for filings and consents required under applicable state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Underwriters, as to which no opinion is expressed, (B) applicable state securities laws, as to which no opinion is expressed, (C) for such consents that have been obtained or made and (D) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the consummation of the transactions contemplated by the Operative Agreements.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the OK ACMP Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such opinions are limited to the laws of the State of Oklahoma, (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) federal, state or local taxes or state or local tax statutes to which any of the OK ACMP Entities may be subject.

In addition, such counsel shall state that such opinion letter may be relied upon only by the Underwriters, their counsel and counsel for the OK ACMP Entities in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

EXHIBIT D

FORM OF GENERAL COUNSEL OPINION

1. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as provided in the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase any limited liability company interests, partnership interests or other equity interests in any Partnership Party pursuant to any limited liability company agreement or partnership agreement or other governing document of any Partnership Party or any agreement or instrument listed as an exhibit to the Registration Statement or any document incorporated by reference into the Registration Statement to which any of the Partnership Parties is a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

2. None of (i) the offering, issuance or sale of the Units, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements (which for purposes of this paragraph shall not include the ACMP Unit Purchase Agreement) by the Partnership Parties hereto and the Additional Operating Subsidiaries hereto or thereto, as the case may be, or (iii) the consummation of the Transactions or other transactions contemplated by this Agreement or the Operative Agreements (a) violates or will violate any order, judgment, decree or injunction known to such counsel of any U.S. Federal or Delaware court or governmental agency or authority having jurisdiction over any of the Partnership Parties or any of their respective properties or assets in a proceeding to which any of them or their respective properties is a party or (b) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties, except for such violations or Liens that, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.

3. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Parties is a party or to which any of their respective properties is subject that are required by the Securities Act or the Exchange Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described or (ii) agreements, contracts, indentures, leases or other instruments that are required by the Securities Act or the Exchange Act to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

EXHIBIT E

FORM OF OPINION OF RICHARDS, LAYTON & FINGER P.A.

1. The Partnership Agreement constitutes a valid and binding obligation of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.

2. The GP Agreement constitutes a valid and binding obligation of Midstream Ventures, and is enforceable against Midstream Ventures, in its capacity as member of the General Partner, in accordance with its terms.

3. The OLLC Agreement constitutes a valid and binding obligation of the Partnership, and is enforceable against the Partnership, in its capacity as member of OLLC, in accordance with its terms.

4. The Ponder Agreement constitutes a valid and binding obligation of the Partnership, and is enforceable against the Partnership, in its capacity as member of Ponder, in accordance with its terms.

5. The CMO Purchase Agreement constitutes a valid and binding obligation of the Partnership and CMD, and is enforceable against the Partnership and CMD, in accordance with its terms.

EXHIBIT F

FORM OF JOINDER AGREEMENT

[see attached]

December [__], 2012

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several

    Underwriters named in Schedule I attached hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement (the “Underwriting Agreement”) dated December 12, 2012, initially among Access Midstream Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), ACMP Finance Corp., a Delaware corporation (“Finance Corp” and together with the Partnership, the “Issuers”), the Guarantors named therein and you (the “Underwriters”), concerning the purchase of the Notes (as defined in the Underwriting Agreement) from the Issuers by the Underwriters. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

The undersigned Additional Guarantors agree that this Joinder Agreement is being executed and delivered in connection with the issue and sale of the Notes pursuant to the Underwriting Agreement and as required by the Underwriting Agreement, and is being executed in connection with the consummation of the transactions contemplated by the CMO Purchase Agreement.

(i)	Joinder. The undersigned Additional Guarantors hereby agree to be bound by the terms, conditions and other provisions of each of the Underwriting Agreement, including, without limitation, the indemnity and contribution provisions contained in Section 9 of the Underwriting Agreement, with all attendant rights, duties and obligations stated therein, on a joint and several basis with the parties hereto and thereto, with the same force and effect as if originally named as a Guarantor therein and as if such Additional Guarantor had executed the Underwriting Agreement on the date thereof.

(ii)	Representations, etc. Each of the undersigned Additional Guarantors has all requisite limited liability company power and authority to execute and deliver this Joinder Agreement, and all limited liability company action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Joinder Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; and this Joinder Agreement has been duly executed and delivered by each of the undersigned Additional Guarantors and is enforceable against such Additional Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless whether such enforceability is considered in a proceeding in equity or at law).

(iii)	GOVERNING LAW. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(iv)	Counterparts. This Joinder Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

(v)	Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(vi)	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Joinder Agreement.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this letter agreement by signing in the space provided below, whereupon this Joinder Agreement will become a binding agreement between the Additional Guarantors and the several Underwriters in accordance with its terms.

ADDITIONAL GUARANTORS: Chesapeake Midstream Operating, L.L.C.

By:
Name:
Title:

Chesapeake West Texas Processing, L.L.C.

By:
Name:
Title:

Louisiana Midstream Gas Services, L.L.C.

By:
Name:
Title:

Jackalope Gas Gathering Services, L.L.C.

By:
Name:
Title:

Mid-Atlantic Gas Services, L.L.C.

By:
Name:
Title:

Mockingbird Midstream Gas Services, L.L.C.

By:
Name:
Title:

Utica Gas Services, L.L.C.

By:
Name:
Title: